UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2021

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock	WMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Senior Term Loan Increase Supplement

On March 8, 2021, WMG Acquisition Corp. (“Acquisition Corp.” or the “Issuer”), an indirect, wholly-owned subsidiary of Warner Music Group Corp. (the “Company”), entered into an Increase Supplement (the “Increase Supplement”), dated as of March 8, 2021, among Acquisition Corp., the guarantors party thereto, WMG Holdings Corp., Credit Suisse AG, Cayman Islands Branch, as increasing lender, and Credit Suisse AG, as administrative agent, to the Credit Agreement, dated November 1, 2012, as amended by the amendments dated May 9, 2013, July 13, 2016, November 21, 2016, May 22, 2017, December 6, 2017, March 14, 2018, June 7, 2018 and January 20, 2021 (the “Senior Term Loan Credit Agreement”), among Acquisition Corp., the guarantors party thereto, the lenders party thereto and Credit Suisse AG, as administrative agent, pursuant to which Acquisition Corp. may, prior to April 22, 2021 and subject to the satisfaction of certain conditions, borrow additional term loans in an amount up to $325 million for an aggregate principal amount outstanding under the Senior Term Loan Credit Agreement of up to $1,145 million. A copy of the Increase Supplement is attached as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing description of the Increase Supplement does not purport to be complete and is qualified in its entirety by reference to the full text of the Increase Supplement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning Acquisition Corp.’s direct financial obligations under the Increase Supplement and the Senior Term Loan Credit Agreement is incorporated herein by reference.

Item 8.01	Other Events.

On March 8, 2021, the Issuer issued a notice of conditional full redemption (the “Redemption Notice”) in respect of its 5.500% Senior Notes due 2026 (the “5.500% Notes”). The Redemption Notice provides for the redemption of all outstanding 5.500% Notes on April 15, 2021 at the then-applicable redemption price of 102.750% plus accrued and unpaid interest to, but not including, the redemption date, and is expressly conditioned upon the occurrence of certain events, including the receipt by the Issuer of gross cash proceeds in an amount satisfactory to the Issuer (such amount to be determined by the Issuer in its sole and absolute discretion) in one or more new debt financings (which may include the Increase Supplement if drawn), pursuant to documentation that is in each case in form and substance satisfactory to the Issuer in its sole and absolute discretion. The Issuer intends to use borrowings under the Increase Supplement plus cash on hand to pay the redemption price, including accrued and unpaid interest, for the 5.500% Notes and fees and expenses related to the Increase Supplement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Increase Supplement, dated March 8, 2021, among Acquisition Corp., the lenders party thereto, WMG Holdings Corp., Credit Suisse AG, Cayman Islands Branch, as increasing lender, and Credit Suisse AG, as administrative agent.

104	Cover Page to this Current Report on Form 8-K in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

By:	/s/ Paul M. Robinson
Paul M. Robinson
Executive Vice President, General Counsel and Secretary

Date: March 8, 2021